UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549
                           _____________________

                                  FORM 8-K
                           _____________________

                               CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Act of 1934 Date of Report (Date of earliest event reported): May 21, 2004
                                                        ---------------
                    SECURED DIVERSIFIED INVESTMENT, LTD.
                   -------------------------------------
          (Exact name of registrant as specified in its charter)

                                   Nevada
                                  --------
      (State or other jurisdiction of incorporation or organization)

       0-30653                                      80-0068489
          (Commission File Number)                  (IRS Employer
Identification No.)

    5030 Campus Drive
     Newport Beach, California                             92660
  (Address of Principal Executive Offices)               (Zip Code)

     Registrant's telephone number, including area code: (949) 851-1069
                                                         --------------

Item 2. Acquisition or Disposition of Assets.

       On May 14, 2004, the Company and Denver Fund I, Ltd. entered into a Lease Agreement (the "Lease Agreement")with Iomega Investments, Ltd. to lease The Cannery retail shopping center located on Flamingo Road in Las Vegas, Nevada. The Cannery is located on approximately 3.4 acres and has
approximately 37,000 square feet of rentable space.   Construction was
completed between 1988 and 1992. The Cannery is currently 62% occupied and the average annual rent per square foot of existing tenants is $17.40. The property was appraised for $7,150,000 in December 2001 by Morgan, Beebe & Harper, Las Vegas, Nevada.

       Pursuant to the Lease Agreement, the Company and Denver Fund I are entitled to receive all lease payments due from tenants and will pay Iomega Investments a monthly lease payment of $36,066, which amount equals the monthly payment due on the first mortgage. The Company and Denver Fund I will also pay all taxes, insurance premiums and other expenses related to the property, including management fees and costs of maintenance. The Company has retained ARS Management (dba Shaw Associates Realty Services) as the property manager.

       The Lease Agreement also provides that the Company and Denver Fund
I will acquire the property for $5,950,000, including assumption of the first mortgage in the principal amount of $4,100,000. The remainder of the purchase price will be paid partially by the Company and partially by Denver Fund I. The Company will deliver 250,000 shares of the Company's Series C Preferred Stock (valued between the parties at $3.00 per share) and a two-year promissory note in the principal amount of approximately $155,000 bearing interest at an annual rate of 7%. The principal amount of the note is payable $50,000 at the six month anniversary, $50,000 at the 12 month anniversary and the remainder at maturity. Denver Fund I paid $675,000 in cash from a 1031 exchange and assigned a note receivable in the principal amount of $225,000 secured by real property in Reno, Nevada.

       The Company then entered into a Tenants in Common Agreement with Denver Fund I pursuant to which the Company will have a 51% interest in the property and Denver Fund I will have a 49% interest. Denver Fund I will be entitled to a preferred return of 8% on its total investment of $900,000, of which the Company has agreed to guarantee 6%. Thus, in the event that cash flow from the property is less than $54,000 per year, the Company will pay Denver Fund I the difference. The parties also agreed to grant mutual rights of first refusal. If either party desires to sell its interest in the property, then it must first offer the interest to the other party.

Item 7.    Financial Statements and Exhibits.

2.1 Lease Agreement between Secured Diversified Investment, Denver Fund I and Iomega Investments, LLC dated April 28, 2004.

2.2 Option Agreement between Secured Diversified Investment, Denver Fund I and Iomega Investments, LLC dated April 28, 2004.

2.3    Escrow Instructions

2.4 Tenants in Common Agreement between Secured Diversified Investments and Denver Fund I dated May 5, 2004.

99.1   Press Release


                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2004


SECURED DIVERSIFIED INVESTMENT, LTD.

By: /s/CLIFFORD L. STRAND
___________________________________________
Clifford L. Strand, Chief Executive Officer



                              EXHIBIT INDEX

Exhibit Number        Description


2.1 Lease Agreement between Secured Diversified Investment, Denver Fund I and Iomega Investments, LLC dated April 28, 2004.

2.2   Option Agreement between Secured Diversified Investment,
	Denver Fund I and Iomega Investments, LLC dated April 28, 2004.

2.3    Escrow Instructions

2.4 Tenants in Common Agreement between Secured Diversified Investments and Denver Fund I dated May 5, 2004.

99.1   Press Release